Exhibit 32.2

Certification of Vice President Finance & Administration, Chief Financial Officer and Secretary

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as Amended

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (18 U.S.C.  1350, as adopted), Jack K. Lai, the Vice President Finance & Administration, Chief Financial Officer and Secretary of Silicon Storage Technology, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

  The Company's Annual Report on Form 10-K for the year ended December 31, 2003, to which this Certification is attached as Exhibit 32.2 (the "Annual Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hand hereto as of the 15th day of March, 2004.

/s/ Jack K. Lai
Jack K. Lai
Vice President Finance & Administration,
Chief Financial Officer and Secretary

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, has been provided to Silicon Storage Technology, Inc. and will be retained by Silicon Storage Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.